Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below constitutes and appoints Jack L. Kopnisky and Luis Massiani, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place, and stead, in any and all capacities, to sign this and/or any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming to all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack L. Kopnisky	President, Chief Executive Officer and Director	November 1, 2013
Jack L. Kopnisky	(Principal Executive Officer)

/s/ Luis Massiani	Executive Vice President, Chief Financial Officer	November 1, 2013
Luis Massiani	(Principal Financial Officer and Accounting Officer)

/s/ Louis J. Cappelli	Chairman of the Board of Directors	November 1, 2013
Louis J. Cappelli

/s/ Robert Abrams	Director	November 1, 2013
Robert Abrams

/s/ James F. Deutsch	Director	November 1, 2013
James F. Deutsch

/s/ Navy E. Djonovic	Director	November 1, 2013
Navy E. Djonovic

/s/ Fernando Ferrer	Director	November 1, 2013
Fernando Ferrer

/s/ William F. Helmer	Director	November 1, 2013
William F. Helmer

/s/ Thomas G. Kahn	Director	November 1, 2013
Thomas G. Kahn

/s/ James B. Klein	Director	November 1, 2013
James B. Klein

/s/ Robert W. Lazar	Director	November 1, 2013
Robert W. Lazar

/s/ John C. Millman	Director	November 1, 2013
John C. Millman

/s/ Richard O’Toole	Director	November 1, 2013
Richard O’Toole

/s/ Burt Steinberg	Director	November 1, 2013
Burt Steinberg